Exhibit 99.5

Introduction to the Unaudited Pro Forma
Condensed Consolidated Financial Statements of American Midstream Partners, LP

References to we, us or our refer to American Midstream Partners, LP and its consolidated subsidiaries (the "Partnership"). On April 25, 2016 and April 27, 2016, American Midstream Emerald, LLC ("Emerald"), a wholly-owned indirect subsidiary of the Partnership, entered into two Purchase and Sale Agreements with Emerald Midstream, LLC, an affiliate of ArcLight Capital Partners, LLC, ("ArcLight") the majority owner of our General Partner, for the purchase of membership interests in certain midstream entities.

On April 25, 2016, Emerald entered into a Purchase and Sale Agreement for the purchase of membership interests in entities that own and operate natural gas pipeline systems in and around Louisiana, Alabama, Mississippi, and the Gulf of Mexico (the "Pipeline Purchase Agreement").  Pursuant to the Pipeline Purchase Agreement, Emerald acquired (i) 49-2/3% of the issued and outstanding membership interests of Destin Pipeline Company, L.L.C. ("Destin"), (ii) 16-2/3% of the issued and outstanding membership interests of Tri-States NGL Pipeline, L.L.C. ("Tri-States"), and (iii) 25.3% of the issued and outstanding membership interests of Wilprise Pipeline Company, L.L.C. ("Wilprise" and collectively with Destin and Tri-States, the "Companies"), in exchange for approximately $183.6 million (the "Pipeline Transaction").

The Destin pipeline is a FERC-regulated, 255-mile natural gas transport system with total capacity of 1.2 billion cubic feet per day ("Bcf/d").  The system originates offshore in the Gulf of Mexico and includes connections with four producing platforms, and six producer-operated laterals, including Delta House (as defined below).  The 120-mile offshore portion of the Destin system terminates at the Pascagoula processing plant and is the single source of raw natural gas to the plant.  The onshore portion of Destin is the sole delivery point for merchant-quality gas from the Pascagoula processing plant owned by Enterprise Product Partners, LP and extends 135 miles north in Mississippi.  Destin currently serves as the primary transfer of gas flows from the Barnett and Haynesville shale plays to Florida markets through interconnections with major interstate pipelines.  Contracted volumes on the Destin pipeline are based on life-of-field dedication, dedicated volumes over a given period, or interruptible volumes as capacity permits.  The Partnership acquired 49-2/3% of the issued and outstanding membership interests in Destin.  Enbridge Inc. is the remaining interest holder.  The Destin pipeline is operated by BP plc ("BP") as of July 7, 2016.

The Tri-States pipeline is a FERC-regulated, 161-mile natural gas liquids ("NGL") pipeline and sole form of transport to Louisiana-based fractionators for NGLs produced at the Pascagoula plant served by Destin, the Mobile Bay plant owned by Williams Partners, L.P., and the Mobile Bay plant owned by DCP Midstream Partners, L.P.  The Tri-States pipeline terminates at the Kenner Louisiana Junction where NGLs access Enterprise Products Partners L.P.’s Norco fractionation facility, the Wilprise pipeline, and/or the Belle Rose NGL pipeline. BP operates the Tri-States pipeline as of July 7, 2016.

The Wilprise pipeline is a FERC-regulated, approximately 30-mile NGL pipeline that originates at the Kenner Junction and terminates in Sorrento, Louisiana where volumes flow via pipeline to a Baton Rouge fractionator operated by Energy Production Corporation.  The Partnership acquired 16-2/3% of the issued and outstanding membership interests in Tri-States and 25.3% of the issued and outstanding membership interests in Wilprise. Enterprise Products Partners L.P. is the majority interest holder in both the Tri-States and Wilprise pipelines and operator of the Wilprise pipeline.

On April 27, 2016, Emerald entered into a Purchase and Sale Agreement for the purchase of 66-2/3% of the issued and outstanding membership interests of Okeanos Gas Gathering Company, LLC ("Okeanos"), in exchange for a cash purchase price of approximately $27.4 million (such Purchase and Sale Agreement, the "Okeanos Purchase Agreement," and such transaction, the "Okeanos Transaction," and together with the Pipeline Transaction, the "Emerald Transactions"). The Okeanos pipeline is a 100-mile natural gas gathering system located in the Gulf of Mexico with a total capacity of 1.0 Bcf/d.  The Okeanos pipeline connects two platforms and one lateral, terminating at the Destin Main Pass 260 platform in the Mississippi Canyon region of the Gulf of Mexico.  Contracted volumes on the Okeanos pipeline are based on life-of-field dedication.  Enbridge, Inc. is the minority interest holder in the Okeanos pipeline.

The Partnership funded the aggregate purchase price for the Emerald Transactions with the issuance of 8,571,429 shares of newly-designated Series C convertible preferred units (the “Series C Preferred Units”) representing limited partnership interests in the Partnership and a warrant (the “Warrant”) to purchase up to 800,000 common units representing limited partnership interests in the Partnership at an exercise price of $7.25 amounting to a combined value of $120.0 million, plus additional borrowings of $91.0 million under the credit facility. Affiliates of our General Partner hold and participate in distributions on our Series C Preferred Units with such distributions being made in paid-in-kind Series C Preferred Units, cash or a combination thereof at the election of the Board of Directors of our General Partner.

Exhibit 99.5

The Pipeline Purchase Agreement and the Okeanos Purchase Agreement contain customary representations, warranties, covenants and agreements by Emerald and the other parties thereto, indemnification obligations of Emerald and the other parties thereto, and other obligations of the parties.  The representations, warranties and covenants contained in the Pipeline Purchase Agreement and the Okeanos Purchase Agreement were made only for purposes of such agreement as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The unaudited pro forma condensed consolidated financial statements present the impact of the Emerald Transactions ("the Transactions") on our results of operations and financial position. The Partnership will account for its acquired interests from the Emerald Transactions (collectively, the "Investments") under the equity method of accounting. The Investments were recorded at Emerald Midstream, LLC's carrying value as of the closing date, as the Transactions were between entities under common control, with the difference between the carrying value and the aggregate purchase price recorded as an increase to the General Partners' capital account.

The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statements of operations as of and for the three months ended March 31, 2016 are based upon the historical unaudited consolidated financial statements of the Partnership and the entities underlying the Emerald Transactions. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015, are based upon the historical unaudited and audited consolidated financial statements of the Partnership and the entities underlying the Emerald Transactions.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 has been prepared as if the Transaction had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and year ended December 31, 2015 have been prepared as if the Transactions had occurred on January 1, 2015. The unaudited pro forma condensed consolidated statements of operations have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes or state income taxes, with the exception of Texas franchise tax and the Partnership's subsidiary, Blackwater Midstream Corporation. The unaudited pro forma condensed consolidated statements of operations have also been prepared based on certain pro forma adjustments, as described in Note 2 - Pro Forma Adjustments.

The following unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to, and should be read in conjunction with, the following historical financial statements and related notes contained in those reports: (i) the Partnership's unaudited historical condensed consolidated financial statements set forth in its Quarterly Report on Form 10-Q as of and for the three months ended March 31, 2016, as filed with the Securities and Exchange Commission ("SEC"); (ii) the Partnership's audited historical consolidated financial statements set forth in its Annual Report on Form 10-K as of and for the year ended December 31, 2015 as filed with the SEC; and (iii) the audited historical financial statements and unaudited interim historical financial statements of the entities underlying the Emerald Transactions set forth Exhibits 99.1 through 99.4 of this Amendment No. 1 to the Current Report on Form 8-K/A.

The pro forma adjustments reflected in the unaudited pro forma financial statements are based upon currently available information and certain assumptions and estimates and therefore, the actual effects of these transactions differ from the pro forma adjustments. However, the Partnership's management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership's management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the acquisition of the membership interest in the Investments by the Partnership.

The unaudited pro forma condensed consolidated statements of operations may not be indicative of the results that would have occurred if the Partnership had acquired the membership interests in the entities underlying the Emerald Transactions on the dates indicated nor are they indicative of the future operating results of the Partnership.

Exhibit 99.5

AMERICAN MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 31, 2016
(in thousands)

	Partnership Historical	Acquisition Pro Forma Adjustments	(a)	Partnership Pro Forma
Assets
Current assets
Cash and cash equivalents	$—	$(91,036)	(b)	$—
		92,274	(d)
		(1,238)	(d)
Accounts receivable	6,258	—		6,258
Unbilled revenue	14,519	—		14,519
Risk management assets	206	—		206
Other current assets	6,827	—		6,827
Total current assets	27,810	—		27,810
Property, plant and equipment, net	650,285			650,285
Goodwill	16,262	—		16,262
Intangible assets, net	99,877	—		99,877
Investment in unconsolidated affiliates	81,047	212,026	(c)	293,073
Other assets, net	14,221	1,238	(d)	15,459
Total assets	$889,502	$213,264		$1,102,766
Liabilities and Partners' Capital
Current liabilities
Accounts payable	$5,255	$—		$5,255
Accrued gas purchases	6,532	—		6,532
Accrued expenses and other current liabilities	25,861	—		25,861
Current portion of long-term debt	1,672	—		1,672
Risk management liabilities	163	—		163
Total current liabilities	39,483	—		39,483
Risk management liabilities	730	—		730
Asset retirement obligations	28,750	—		28,750
Other liabilities	505	—		505
Long-term debt	549,400	92,274	(d)	641,674
Deferred tax liability	6,120	—		6,120
Total liabilities	624,988	92,274		717,262

Exhibit 99.5

Commitments and contingencies
Convertible preferred units and Warrants
Series A convertible preferred units (9,499 thousand units issued and outstanding as of March 31, 2016)	174,183	—		174,183
Series C convertible preferred units (8,571 thousand units issued and outstanding)	—	115,519	(f)	115,519
Equity and partners’ capital
General Partner Interests (542 thousand units issued and outstanding as of March 31, 2016)	(108,036)	990	(e)	(107,046)
		4,481	(g)	4,481
Limited Partner Interests (30,890 thousand units issued and outstanding as of March 31, 2016)	193,711	—		193,711
Accumulated other comprehensive income	54	—		54
Total partners’ capital	85,729	5,471		91,200
Noncontrolling interest	4,602	—		4,602
Total equity and partners' capital	$90,331	$5,471		$95,802
Total liabilities, equity and partners' capital	$889,502	$213,264		$1,102,766

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Exhibit 99.5

AMERICAN MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2016
(in thousands, except earnings per unit)

	Partnership Historical	Acquisition Pro Forma Adjustments	(a)	Partnership Pro Forma
Revenue	$46,123	$—		$46,123
Gain (loss) on commodity derivatives	(103)	—		(103)
Total revenue	46,020	—		46,020
Operating expenses:
Purchases of natural gas, NGLs and condensate	16,913	—		16,913
Direct operating expenses	14,521	—		14,521
Selling, general and administrative expenses	8,534	—		8,534
Equity compensation expense	1,084	—		1,084
Depreciation, amortization and accretion expense	10,094	—		10,094
Total operating expenses	51,146	—		51,146
Gain (loss) on sale of assets, net	10	—		10
Operating income (loss)	(5,116)	—		(5,116)
Other income (expenses):
Interest expense	(5,872)	(952)	(h)	(6,890)
		(66)	(i)
Earnings in unconsolidated affiliates	7,343	5,428	(j)	13,181
		410	(k)
Net income (loss) before income tax (expense) benefit	(3,645)	4,820		1,175
Income tax (expense) benefit	(319)	—		(319)
Net income (loss) from continuing operations	(3,964)	4,820		856
Income (loss) from discontinued operations, net of tax	—	—		—
Net income (loss)	(3,964)	4,820		856
Net income (loss) attributable to noncontrolling interests	(13)	—		(13)
Net income (loss) attributable to the Partnership	$(3,951)	$4,820		$869

General Partners' Interest in net income (loss)	$(52)			$11
Limited Partners’ Interest in net income (loss)	$(3,899)			$858

Basic and diluted:
Net income (loss)	$(0.33)	0.02	(l)	$(0.31)
Weighted average number of units outstanding:
Basic and diluted	30,819			30,819
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Exhibit 99.5

AMERICAN MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(in thousands, except earnings per unit)

	Partnership Historical	Acquisition Pro Forma Adjustments	(a)	Partnership Pro Forma
Revenue	$235,034	$—		$235,034
Gain (loss) on commodity derivatives, net	1,324	—		1,324
Total revenue	236,358	—		236,358
Operating expenses:
Purchases of natural gas, NGLs and condensate	105,883	—		105,883
Direct operating expenses	59,549	—		59,549
Selling, general and administrative expenses	27,232	—		27,232
Equity compensation expense	3,774	—		3,774
Depreciation, amortization and accretion expense	38,014	—		38,014
Total operating expenses	234,452	—		234,452

Gain (loss) on sale of assets, net	(3,011)			(3,011)
Loss on impairment of goodwill	(118,592)	—		(118,592)
Operating income (loss)	(119,697)	—		(119,697)
Other income (expense):
Interest expense	(14,745)	(3,390)	(h)	(18,400)
		(265)	(i)
Earnings (loss) in unconsolidated affiliates	8,201	12,719	(j)	22,559
		1,639	(k)
Net income (loss) before income tax benefit	(126,241)	10,703		(115,538)
Income tax (expense) benefit	(1,134)	—		(1,134)
Net income (loss) from continuing operations	(127,375)	10,703		(116,672)
Discontinued operations
Income (loss) from discontinued operations, net of tax	(80)	—		(80)
Net income (loss)	(127,455)	10,703		(116,752)
Net income (loss) attributable to noncontrolling interests	25	—		25
Net income (loss) attributable to the Partnership	$(127,480)	$10,703		$(116,777)

General Partner's Interest in net income (loss)	$(1,645)			$(1,507)
Limited Partner's Interest in net income (loss)	$(125,835)			$(115,270)

Basic and diluted:
Net income (loss)	$(6.00)	(0.25)	(l)	$(6.25)

Weighted average number of common units outstanding:
Basic and diluted	24,983			24,983

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Exhibit 99.5

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements of
American Midstream Partners, LP
1. Basis of presentation
The unaudited pro forma condensed consolidated financial statements are based upon the historical and unaudited consolidated financial statements of the Partnership and the historical audited and unaudited financial statements of the entities underlying the Emerald Transactions as of and for the three months ended March 31, 2016 and for the year ended December 31, 2015.
The unaudited pro forma condensed consolidated financial statements present the impact of the acquisition of the membership interests in the entities underlying the Emerald Transactions, which was described in the Introduction to the Unaudited Pro Forma Condensed Consolidated Financial Statements, on the Partnership's results of operations and financial position.
2. Pro forma adjustments
The following adjustments have been prepared as if the Emerald Transactions occurred (i) on March 31, 2016 in the case of the unaudited pro forma condensed consolidated balance sheet; and (ii) on January 1, 2015 in the case of the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2016 and for the year ended December 31, 2015:

a.
Represents the Partnership's acquisition (i) 49-2/3% of the issued and outstanding membership interests of Destin, (ii) 16-2/3% of the issued and outstanding membership interests of Tri-States, and (iii) 25-1/3% of the issued and outstanding membership interests of Wilprise, all on April 25, 2016, and the Partnership's acquisition of 66-2/3% of the issued and outstanding membership interests of Okeanos on April 27, 2016. Each of these investments will be accounted for under the equity method.

b.	Represents the cash purchase price for the interests in the Investments paid to an ArcLight affiliate upon closing of the Transactions.

c.
Represents the ArcLight affiliate's carrying value of the membership interests acquired. We recorded the acquisition at the ArcLight affiliate's carrying value, given the Transactions were between entities under common control.

d.
Represents the $91.0 million portion of the aggregate purchase price funded by drawing on the Partnership's credit facility as well as $1.2 million of deferred financing costs incurred to increase the borrowing capacity of the Partnership's credit facility to enable the Partnership to draw the necessary funds.

e.
Represents a deemed capital contribution from the General Partner for the difference between the consideration given and the ArcLight affiliate's historical carrying value of the membership interests acquired in the common control transactions.

f.
Represents the preliminary allocation of value to the Series C Preferred Units on the basis of relative fair values. As conversion of the Series C Preferred Units is at the option of the holder and the Partnership may be required to redeem the units in the future based on an event which is outside the Partnership’s control, the Series C Preferred Units have been classified as mezzanine equity in the unaudited pro forma condensed consolidated balance sheet.

g.	Represents the preliminary allocation of value to the Warrant on the basis of relative fair values.

h.
Reflects the inclusion of interest expense on the Partnership's additional borrowings of $92.3 million under its revolving credit facility, which had a weighted average interest rate of 4.13% and 3.67%, for the three months ended March 31, 2016 and the year ended December 31, 2015, respectively. A 0.125% change in the assumed interest rate would result in an adjustment to interest expense of $0.03 million for the three months ended March 31, 2016 and $0.12 million for the year ended December 31, 2015.

i.	Represents the amortization of additional deferred financing costs as described in adjustment (d) above.

j.
Reflects the adjustment to recognize the Partnership's share in the net income (loss) of the entities underlying the Emerald Transactions for the periods presented as summarized in the following table:

Exhibit 99.5

	Three Months ended March 31, 2016		Year ended December 31, 2015
Entity - Membership Interest	Net income (loss)	Pro forma Earnings (loss)	Net income (loss)	Pro forma Earnings (loss)
Destin - 49 2/3%	$5,731	$2,846	$10,292	$5,111
Okeanos - 66 2/3%	1,563	1,042	4,404	2,936
Tri-States - 16 2/3%	7,927	1,321	22,325	3,719
Wilprise - 25 1/3%	864	219	3,766	953
Total	$16,085	$5,428	$40,787	$12,719

k.
Reflects the adjustment to recognize the amortization of the existing basis differences between the Partnership's respective investments and its share of the net assets of the underlying entities of the Emerald Transactions. The differences will be amortized on a straight-line basis over the remaining lives of the underlying assets (approximately 19 years.)

l.
Reflects the adjustment to recognize the earnings per unit allocated to the limited partners in accordance with their respective ownership percentages, after giving effect to preliminary estimated contractual distributions on Series C Preferred Units.

3. Pro forma net income (loss) per limited common and general partner unit

Net income (loss) is allocated to the General Partner and the limited partners in accordance with their respective ownership percentages, after giving effect to contractual distributions on series A and C convertible preferred units, limited partner units and the general partner units, including incentive distribution rights, if applicable. Basic and diluted net income (loss) per limited partner unit is calculated by dividing limited partners’ interest in net income (loss) by the weighted average number of limited partner units outstanding during the period.

We compute earnings per unit using the two-class method. The two-class method requires that securities that meet the definition of a participating security be considered for inclusion in the computation of basic earnings per unit. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.

The two-class method does not impact our overall net income (loss) or other financial results; however, in periods in which aggregate net income exceeds our aggregate distributions for such period, it will have the impact of reducing net income (loss) per limited partner unit. This result occurs as a larger portion of our aggregate earnings, as if distributed, is allocated to the incentive distribution rights of the general partner, even though we make distributions on the basis of available cash and not earnings. In periods in which our aggregate net income does not exceed our aggregate distributions for such period, the two-class method does not have any impact on our calculation of earnings per limited partner unit. We have no dilutive securities, therefore basic and diluted net income per unit are the same.